BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE
FOR IMMEDIATE RELEASE
January 27, 2012

BLUE DOLPHIN ANNOUNCES 2011 ANNUAL STOCKHOLDERS MEETING RESULTS

Houston, January 27 / PRNewswire / -- Blue Dolphin Energy Company (Nasdaq:BDCO) (“Blue Dolphin”), an independent oil and gas company, today announced the results of its 2011 Annual Meeting of Stockholders (the “Annual Meeting”), which was held on January 27, 2012 at 10:00 a.m. Central in Houston, Texas.

Blue Dolphin’s stockholders voted to approve the issuance of approximately 8.4 million common shares to Lazarus Energy Holdings, LLC as consideration to purchase Lazarus Energy, LLC (“LE”), the main asset of which is the Nixon Crude Oil Processing Facility. Approximately 98% of the votes cast were in favor of the transaction.  Blue Dolphin expects to close the deal within the next couple of weeks.

Results of additional proposals for the Annual Meeting were as follows:

•
re-election of five directors: Laurence N. Benz, John N. Goodpasture, Harris A. Kaffie, Erik Ostbye and Ivar Siem, each of whom shall serve until their successors have been duly elected and qualified, or until their earlier resignation or removal; certain of  the directors have agreed to resign, at which time new directors will be appointed pursuant to the terms of the purchase and sale agreement governing the LE transaction;

•	ratification of UHY LLP as independent registered public accounting firm for the fiscal year ended December 31, 2011;
•	approval of one amendment to Blue Dolphin’s Certificate of Incorporation, as amended and restated, to decrease the number of authorized common shares (par value $0.01 per share) to 20 million; and
•
approval of two amendments to Blue Dolphin’s 2000 Stock Incentive Plan to extend the expiration date until 2020 and increase the aggregate number of common shares reserved for issuance under the plan to 1 million.

Following adjournment of the Annual Meeting, Ivar Siem, Chairman and Chief Executive Officer, made a presentation to those in attendance.  The presentation is available on Blue Dolphin’s corporate website under “Investor Relations.”

Blue Dolphin Energy Company (Nasdaq:BDCO) is engaged in the gathering and transportation, as well as the exploration and production, of oil and natural gas. For additional company information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin.com.

Contact:
Ivar Siem
Chairman and Chief Executive Officer
713-568-4723

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The words “expect”, “plan”, “believe”, “anticipate”, “project”, “estimate”, and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to our ability to continue as a going concern; our ability to complete a business combination with one or more target businesses; our ability to improve pipeline utilization levels; volatility of oil and natural gas prices; costly changes in environmental and other government regulations for which Blue Dolphin is subject; adverse changes in the global financial markets; and potential delisting of Blue Dolphin’s common stock.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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